Classica Microwave Technologies, Inc.
                             1835 Swarthmore Avenue
                           Lakewood, New Jersey 08701
                        (732) 363-3800 (732) 363-0965 fax


September 21, 1999

Ing. Giuseppe Ruozi
Viale Timavo, n.17
42100 Reggio Emilia

RE: Engagement for Development and Engineering Services Utilizing Microwave Technology.

Dear Ing. Ruozi:

         This letter shall serve to confirm our agreement with respect to the services you will perform on behalf of The Classica Group, Inc. (The Group")

1.       The Development and Engineering Services to be Provided

                  You will provide the following services:

i. Develop and design various food related systems utilizing microwave technology, which The Group will have the ability and right to patent.

ii. Aid in the food product development to be processed utilizing microwave technology.

iii. Train our personnel in the use and servicing of the microwave systems.

iv. Serve on our technical advisory board, which will advise us as to the direction of the microwave project.

2.       Terms of Engagement

                           The initial term of this engagement shall be
                  thirty-six (36) months, commencing on October 1, 1999. This agreement will automatically be renewed for additional twelve
                  (12) month periods unless either party notifies the other in writing, at least thirty (30) days prior to the expiration date of each term of engagement, of its desire not to renew.

3             Fees for Services and Method of Payment

                  SBI shall pay you  a monthly fee of:

                October 1, 1999 through December 31, 1999          $1,000
                January 1, 2000 through June 30, 2000              $2,000
                July 1, 2000 through December 31, 2000             $3,000
                January 1, 2001 through December 31, 2001          $5,000
                January 1, 2002 and thereafter                     $6,000

                           Payment of the fee is due on the first day of the
                  month. The Group will also be billed for telephone charges, copying, and any other out-of-pocket expense incurred in the ordinary course of servicing the Company. The Company will be responsible for all travel expenses incurred on behalf of the Company, for which prior approval of the Company must be obtained. The Company shall grant you 75,000 options for the purchase of The Classica Group, Inc. common stock exercisable at the closing bid price of the stock on the date of the signing of this agreement. The above options shall vest as follows: 25,000 of the options shall immediately vest upon executing this agreement, 25,000 of the options shall vest thirty (30) days thereafter, and the balance of the options shall vest sixty (60) days after executing this agreement.
                           You shall receive piggyback registration rights. The
                  above options shall expire three (3) years from the effective date of this agreement.

4.       Termination

                           This engagement may only be terminated in the event
                  of default by either party. The Group shall default if they fail to pay your fees when due and such non-payment shall continue for more than ten (10) calendar days.
                           You shall default should you fail to provide the
                  services contemplated by this agreement in a timely and professional manner.
                           If either party is in default the other party shall
                  be required to notify the defaulting party of their intention to terminate.
                           Upon notice of termination, all options not yet
vested shall immediately expire.

         5.Governing Law

                           This agreement shall be governed and interpreted with
                  the laws of the State of New Jersey without regard to the conflict of interest principles thereof or the actual domiciles of the parties herein.

           If the terms of this agreement are acceptable to you, please indicate by executing, dating and returning a copy of this agreement to the Company.

                                            Very truly yours,


                                            Mario Bassani
                                            President

Agreed to and accepted by:


------------------------------      -------------------
Guiseppe Ruozi                                       Date